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                                                                   Exhibit 10.4

                      SECURITIES PURCHASE AND HOLDERS AGREEMENT




                                     Dated as of

                                    March 27, 1997

                                        among




                              B COMPANIES HOLDINGS CORP.

                       BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                         and

                                 MANAGEMENT INVESTORS


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                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Background..................................................................  1

Terms.......................................................................  2

ARTICLE I     PURCHASE OF SECURITIES........................................  2
    1.1  Sale and Purchase of Common Stock and Preferred Stock..............  2
    1.2  Closing; Termination...............................................  2
    1.3  Conditions to Investor's Obligations...............................  3
    1.4  Conditions to Holdings Corp.'s Obligations.........................  3

ARTICLE II    REPRESENTATIONS, WARRANTIES AND
                        COVENANTS OF HOLDINGS CORP..........................  4
    2.1  Representations, Warranties and Covenants of
          Holdings Corp.....................................................  4

ARTICLE III  REPRESENTATIONS, WARRANTIES AND
                        COVENANTS OF EACH INVESTOR..........................  5
    3.1  Representations, Warranties and Covenants of Each Investor.........  5
    3.2  Legend.............................................................  6
    3.3  Management Investor Representations and Warranties.................  7
    3.4  Representations and Warranties of BRS..............................  7
    3.5  Provisions Regarding Transfers of Securities.......................  7
    3.6  Notation...........................................................  9
    3.7  Limitation on Repurchase of Securities.............................  9
    3.8  Reliance...........................................................  9

ARTICLE IV  OTHER COVENANTS AND REPRESENTATIONS.............................  9
    4.1  Financial Statements and Other Information.........................  9
    4.2  Sale of Holdings Corp. or any of the Companies..................... 10
    4.3  Tag-Along Rights................................................... 11
    4.4  Covenant Not to Compete............................................ 14

ARTICLE V  CORPORATE ACTIONS................................................ 15
    5.1  Certificate of Incorporation and By-Laws........................... 15
    5.2  Directors.......................................................... 15
    5.3  Right to Remove Certain of Holdings Corp.'s Directors.............. 15
    5.4  Right to Fill Certain Vacancies in Holdings Corp.'s Board.......... 15
    5.5  Subsidiaries Governance............................................ 16
    5.6  Management Rights.................................................. 16
    5.7  Confidentiality.................................................... 17

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ARTICLE VI  ADDITIONAL RESTRICTIONS ON TRANSFERS OF
              SECURITIES HELD BY MANAGEMENT INVESTORS....................... 18
    6.1  Certain Definitions................................................ 18
    6.2  Restrictions on Transfer........................................... 21
    6.3  Purchase Option.................................................... 22
    6.4  Right of First Refusal on Transfer of Management Investor
         Securities......................................................... 26
    6.5  Purchaser Representative........................................... 27
    6.6  Section 83(b) Elections............................................ 28
    6.7  Involuntary Transfers.............................................. 28
    6.8  Lapse.............................................................. 30

ARTICLE VII  REGISTRATION RIGHTS............................................ 30

ARTICLE VIII MISCELLANEOUS.................................................. 31
    8.1  Amendment and Modification......................................... 31
    8.2  Survival of Representations and Warranties......................... 31
    8.3  Successors and Assigns; Entire Agreement........................... 31
    8.4  Separability....................................................... 32
    8.5  Notices............................................................ 32
    8.6  Governing Law...................................................... 33
    8.7  Headings........................................................... 33
    8.8  Counterparts....................................................... 33
    8.9  Further Assurances................................................. 33
    8.10 Remedies........................................................... 33
    8.11 Party No Longer Owning Securities.................................. 33
    8.12 No Effect on Employment............................................ 33
    8.13 Pronouns........................................................... 34

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                      SECURITIES PURCHASE AND HOLDERS AGREEMENT



         SECURITIES PURCHASE AND HOLDERS AGREEMENT, dated as of March 27, 1997 (the "Agreement"), by and among (1) B COMPANIES HOLDINGS CORP., a Delaware corporation ("Holdings Corp."), (2) BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), the individuals listed on Exhibit A hereto as the BRS Co-Investors (the "BRS Co-Investors" and, together with BRS and their respective BRS Permitted Transferees, the "BRS Entities") and (3) the individuals listed on Exhibit A hereto as "Management Investors" (such individuals, together with their Permitted Transferees, the "Management Investors"). The BRS Entities and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                      BACKGROUND

         A. Holdings Corp. desires to sell, and each of the BRS Entities desires to purchase, the number of shares of 13% Series A Cumulative Preferred Stock, par value $.01 per share ("Preferred Stock"), of Holdings Corp. set forth opposite its name on Exhibit A.

         B. The Board of Directors of Holdings Corp. wishes to grant to the Management Investors the opportunity to make an investment in Holdings Corp., and thereby to acquire an increased personal and proprietary interest in Holdings Corp.'s and the Companies' (as defined below) success and progress through the purchase of Securities (as defined below) pursuant to this Agreement. Each of the Management Investors shall make an investment in (i) the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of Holdings Corp. set forth opposite its name on Exhibit A, and (ii) the number of shares of Preferred Stock of Holdings Corp. set forth opposite its name on Exhibit A, by delivering cash.

         C.   As used herein, the term "Companies" shall mean, collectively,
(i) Bloch & Guggenheimer, Inc., a Delaware corporation, (ii) B&G Foods, Inc., a Delaware corporation, (iii) Roseland Manufacturing, Inc., a Delaware corporation and (iv) Burns & Ricker, Inc., a Delaware corporation, and the term "Company" shall be construed accordingly. As used herein, the term "Securities" shall mean the Common Stock and the Preferred Stock held by any party hereto, including shares of Common Stock, Preferred Stock and all other securities of Holdings Corp. (or a successor to Holdings Corp.) received on account of ownership of the Common Stock or the Preferred Stock including all securities issued in connection with any merger, consolidation, stock



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dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof. A reference to any class of Securities shall be deemed to include reference to all Securities issued in respect thereof.

         D. The Investors and Holdings Corp. wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.


                                        TERMS

         In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                      ARTICLE I

                                PURCHASE OF SECURITIES

         1.1 SALE AND PURCHASE OF COMMON STOCK AND PREFERRED STOCK. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.2), Holdings Corp. will (i) issue and sell to each of the BRS Entities on Exhibit A, and each of the BRS Entities on Exhibit A will purchase, the number of shares of Preferred Stock set forth opposite the applicable name of the BRS Entity on Exhibit A, and (ii) issue and sell to each of the Management Investors on Exhibit A, and each of the Management Investors on Exhibit A will purchase, the number of shares of Common Stock and Preferred Stock set forth opposite the applicable name of the Management Investor on Exhibit A. The purchase price for the Common Stock and Preferred Stock, together with the aggregate purchase price to be paid by each Investor pursuant to this Section 1.1, is set forth opposite each Investor's name on Exhibit A.

         1.2 CLOSING; TERMINATION. The closing (the "Closing") of the purchase and sale of the Securities will take place on March 27, 1997, or at such other time or on such other date as may be agreed by the parties hereto (the "Closing Date").

              (a) At the Closing, Holdings Corp. will deliver to each BRS Entity on Exhibit A certificates evidencing the number of shares of Preferred Stock to be purchased by such BRS Entity as set forth opposite each such BRS Entity's name on Exhibit A, registered in such BRS Entity's name, against payment of the purchase price therefor in cash, by certified bank, cashier's or personal check or by federal wire transfer of immediately available funds, with confirmed receipt (collectively, "Cash").


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              (b)  At the Closing, Holdings Corp. will deliver to each
Management Investor on Exhibit A certificates evidencing the number of shares of Common Stock and Preferred Stock to be purchased by each such Management Investor as set forth opposite each such Management Investor's name on Exhibit A, registered in such Management Investor's name, against payment of the purchase price therefor in Cash.

         1.3 CONDITIONS TO INVESTOR'S OBLIGATIONS. The obligation of each Investor to purchase and pay for the Common Stock and/or Preferred Stock at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) The representations and warranties of Holdings Corp. set forth in Article II shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of Holdings Corp. set forth in Article II required to be performed on or prior to the Closing shall have been performed in all material respects.

              (b) Holdings Corp. shall have delivered to each of the Investors certificates for the Common Stock and/or the Preferred Stock required pursuant to Section 1.2.

              (c) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement.

              (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate Holdings Corp.'s Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") or its Amended and Restated By-Laws ("By-Laws"), any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which Holdings Corp. is bound.

         1.4 CONDITIONS TO HOLDINGS CORP.'S OBLIGATIONS. The obligations of Holdings Corp. to issue and sell the Common Stock and the Preferred Stock to each Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) The representations and warranties of each Investor set forth in Article III shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor set forth in Article III


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required to be performed at or prior to the Closing shall have been performed in all material respects.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which any Investor is bound.

              (c) The conditions set forth in subparagraph (c) of Section 1.3 hereof shall have been satisfied.

              (d) Each of the Investors shall have paid or shall pay concurrently the purchase price for the Securities required to be paid by it pursuant to this Article I.


                                      ARTICLE II

                           REPRESENTATIONS, WARRANTIES AND
                             COVENANTS OF HOLDINGS CORP.

         2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDINGS CORP. Holdings Corp. represents and warrants to, and covenants and agrees with, each of the Investors as follows:

              (a) Holdings Corp. is a corporation validly existing and in good standing under the laws of the State of Delaware.

              (b) Holdings Corp. has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

              (c) Holdings Corp. has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Common Stock and the Preferred Stock to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of Holdings Corp., enforceable against Holdings Corp. in accordance with the terms hereof.

              (d) The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

              (e) As of the Closing, the authorized capital stock of Holdings Corp. will consist of (i) 250,000 shares of Common Stock, of which 100,000 shares will be issued and outstanding and (ii) 50,000 shares of preferred stock, par value $.01 per share, of which 12,000 shares will be designated as Preferred Stock, all of


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which Preferred Stock will be issued and outstanding immediately after the
Closing. Except as provided in this Agreement, in the foregoing sentence or set forth in the terms of the authorized capital stock of Holdings Corp., as of the Closing Date (x) there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Holdings Corp., or otherwise require Holdings Corp. to issue, any shares of capital stock of Holdings Corp. or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Holdings Corp.; (y) Holdings Corp. will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and (z) the Securities will constitute all of the outstanding shares of Holdings Corp.'s capital stock.


                                     ARTICLE III

                           REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF EACH INVESTOR

         3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH INVESTOR. Each of the Investors severally represents and warrants to, and covenants and agrees with, Holdings Corp. that:

              (a) Such Investor has full legal right, capacity, power and authority (including the due authorization by all necessary corporate action in the case of corporate Investors) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

              (b) The Securities being acquired hereunder are being acquired by such Investor for investment and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

              (c) Such Investor understands that the Securities being acquired hereunder have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless transfer thereof is subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.


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              (d) Such Investor is financially able to hold the Securities being acquired hereunder for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

              (e) Each Investor acquiring Securities hereunder confirms that
(i) such Investor is familiar with the proposed business of Holdings Corp.,
(ii) such Investor has had the opportunity to ask questions of the officers and directors of Holdings Corp. and to obtain (and that such Investor has received to its satisfaction) such information about the business and financial condition of Holdings Corp. as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's purchaser representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters such that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

         3.2 LEGEND. The certificates representing the Securities, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Securities or the conditions specified in Section 3.5 hereof are satisfied, shall bear the following legend in addition to any other legend required under applicable law:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO B COMPANIES HOLDINGS CORP., THAT SUCH REGISTRATION IS NOT REQUIRED.

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG B COMPANIES HOLDINGS CORP. AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF B COMPANIES HOLDINGS CORP. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.


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         3.3  MANAGEMENT INVESTOR REPRESENTATIONS AND WARRANTIES.  Each
Management Investor severally represents and warrants to Holdings Corp. that:

              (a) Such Management Investor's residence address and social security number are as set forth below such Management Investor's signature to this Agreement.

              (b) In formulating a decision to enter into this Agreement, such Management Investor has relied solely upon an independent investigation of Holdings Corp.'s business and upon consultations with such Management Investor's legal and financial advisors (including, if any, such Management Investor's purchaser representative) with respect to this Agreement and the nature of such Management Investor's investment; and that in entering into this Agreement, no reliance was placed upon any representations or warranties other than those contained in this Agreement.

         3.4  REPRESENTATIONS AND WARRANTIES OF BRS.

              (a) Each of the BRS Entities on Exhibit A represents and warrants to Holdings Corp. that he or it qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that make him or it capable of evaluating the merits and risks of his or its purchase of the Preferred Stock.

              (b) The execution, delivery and performance of this Agreement by each BRS Entity do not contravene or violate any laws, rules or regulations applicable to him or it.

         3.5  PROVISIONS REGARDING TRANSFERS OF SECURITIES.

              The following provisions shall apply with respect to the Transfer (as hereinafter defined) of any Securities owned by any Management Investor:

              (a) Except as provided in Sections 4.3 and 6.2 hereof and the provisions set forth below in this Section 3.5, each Management Investor is prohibited from Transferring any of his or its Securities except in the following circumstances: (i) to Permitted Transferees (as hereinafter defined),
(ii) pursuant to an Approved Sale (as hereinafter defined) and in accordance with Section 4.2 hereof, and (iii) pursuant to an effective registration statement under the Securities Act following exercise of the Management Investor's registration rights under the Registration Rights Agreement (as defined in Article VII); PROVIDED, HOWEVER, that, in the case of any such Transfer, except in the case of an Approved Sale or sale pursuant to an effective registration statement, each such transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to


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it with the same effect as if it were a party hereto; and PROVIDED, FURTHER, that no Transfer shall be effected except in compliance with the registration requirements of the Securities Act (and applicable state securities laws) or pursuant to an available exemption therefrom.

              (b) No Transfer shall, in any event, be made by any Management Investor unless in connection with such Transfer, the applicable transferee has complied with the terms and provisions of this Agreement. No Management Investor or transferee may effect any Transfer of Securities, whether to a Permitted Transferee or otherwise, unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except in the case of an Approved Sale, a sale pursuant to an effective registration statement under the Securities Act or as otherwise specifically provided herein). Any purported Transfer in violation of this covenant shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to Holdings Corp. As used herein, "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

              Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to Holdings Corp. describing the manner and circumstances of the proposed Transfer accompanied, if requested by Holdings Corp., by a written opinion of legal counsel reasonably satisfactory to Holdings Corp., addressed to Holdings Corp. and the transfer agent, if other than Holdings Corp., and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legend set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

              (c) As used herein, "Permitted Transferee" shall mean in the case of any Management Investor (a "Transferor Investor"), (A) Holdings Corp. or any BRS Entity, (B) any spouse or lineal descendant of a Management Investor, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a


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Management Investor or any of the foregoing persons referred to in this clause
(B) (collectively, "Transferor Investor Associates") and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only such Transferor Investors and their respective Transferor Investor Associates, provided that, such beneficiary shall be deemed to be a "Management Investor" within this clause (C) solely for the purpose of determining the definition of "Permitted Transferee" pursuant to this Section 3.5(c).

              (d) As used herein, "Affiliate" of any person means any person, directly or indirectly, controlling, controlled by or under common control with such person, and includes any person who is an officer, director or employee of such person and any person who would be deemed to be an "affiliate" or an "associate" of such person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

         3.6 NOTATION. A notation will be made in the appropriate transfer records of Holdings Corp. with respect to the restrictions on transfer of the Securities referred to in this Agreement.

         3.7 LIMITATION ON REPURCHASE OF SECURITIES. Each Management Investor understands that Holdings Corp. has entered into certain financing agreements which contain prohibitions, restrictions and limitations on the ability of Holdings Corp. to purchase any of the Securities and to pay dividends on the Common Stock and Preferred Stock.

         3.8 RELIANCE. Each Investor acknowledges that Holdings Corp. and each of the other Investors is entering into this Agreement in reliance upon such Investor's representations and warranties and other covenants and agreements contained herein.


                                      ARTICLE IV

                         OTHER COVENANTS AND REPRESENTATIONS

         4.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. So long as BRS owns any of the Securities, Holdings Corp. shall deliver to BRS:


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              (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Holdings Corp., consolidated balance sheets of Holdings Corp. and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of Holdings Corp. and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

              (b) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings Corp., a consolidated balance sheet of Holdings Corp. and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of Holdings Corp. and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

         4.2  SALE OF HOLDINGS CORP. OR ANY OF THE COMPANIES.

              (a) If the Board of Directors of Holdings Corp. and holders of at least a majority of Holdings Corp.'s Common Stock then outstanding approve the sale of Holdings Corp. or any of the Companies to an unaffiliated third person (whether by merger, consolidation, reorganization, sale of all or substantially all of its assets or sale of a majority of the outstanding capital stock) (an "Approved Sale"), each Investor and his or its transferees (including Permitted Transferees, but excluding transferees who receive such shares of Common Stock unrestricted as to transfer under the Securities Act) ("Transferees") will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and will sell all of his or its Securities in such Approved Sale upon the terms and conditions approved by the Board of Directors of Holdings Corp. and the holders of a majority of the Common Stock then outstanding, provided that all Investors receive the same form and amounts of consideration per share of the applicable Securities. Each Investor and Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

              (b) The obligations of each of the Investors and the Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and the Transferees will receive the same form and amount of consideration per share of the applicable Securities, or if any holder of Securities is given an option as to the form and amount of consideration to be received, all Investors and Transferees will be given the same option and (ii) the terms of the Approved Sale shall not include any


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provisions subjecting an Investor or its Transferees to any indemnification obligation or other liability beyond the value of the consideration received in the Approved Sale by such Investor or Transferees.

         4.3  TAG-ALONG RIGHTS.

              (a) Except as otherwise provided in Section 4.3(e), and subject in all instances to the provisions of Section 3.5, each of the BRS Entities covenants and agrees with the other Investors and their Transferees and assigns that he, she or it will not effect a Transfer of shares of Common Stock and/or Preferred Stock in, or otherwise participate in, any transaction that constitute a "Significant Transfer" (as hereinafter defined) unless all other Investors and their Transferees and assigns (collectively, the "Tag-Along Rightholders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis (based on the number of shares of Common Stock or Preferred Stock outstanding on a fully-diluted basis) and on identical terms. As used herein, a "Significant Transfer" means a Transfer, which either alone or taken together with all prior Transfers by any BRS Entity to any person or persons other than a BRS Permitted Transferee (as hereinafter defined), aggregate to one-half (1/2) or more of the total number of shares of Common Stock or Preferred Stock held by such Investor on the Closing Date. A "BRS Permitted Transferee" shall mean, (A) any other BRS Entity or other Investor, (B) any general partner of a BRS Entity (a "BRS Partner") and any corporation, partnership or other entity that is an Affiliate (as hereinafter defined) of any BRS Entity or BRS Partner (collectively, "BRS Affiliates"), (C) any managing director, director, general partner, limited partner, officer or employee of any BRS Entity or any BRS Affiliate, or any spouse, lineal descendant or immediate family member of any BRS Entity or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a BRS Entity or any of the foregoing persons described in this clause (C) PROVIDED, HOWEVER, that no BRS Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee (collectively, "BRS Associates"), (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only BRS Entities, BRS Affiliates, or BRS Associates, and (E) any other transferee of Common Stock from any BRS Entity PROVIDED, that the aggregate number of shares of Common Stock transferred to such transferee, together with all other transfers made by all BRS Entities since the Closing Date to Permitted Transferees specified in this clause (E), shall not exceed 33% of the number of shares of Common Stock originally purchased by the BRS Entities on the Closing Date; and

              (b) Prior to any sale of Common Stock and/or Preferred Stock subject to the provisions of Section 4.3(a), the seller (the "Tag-Along Seller") shall notify Holdings Corp. in writing of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth:(i) the number of shares of Common Stock and/or Preferred Stock subject to the proposed sale;(ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. Holdings Corp. shall promptly, and in any event within ten days, mail or hand deliver or cause to be mailed or hand delivered the Tag-Along Sale Notice to the Tag-Along Rightholders. Each Tag-Along Rightholder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller within fifteen days of the date Holdings Corp. mailed or caused to be mailed the Tag-Along Sale Notice. The Tag-Along Acceptance Notice shall state the number of shares of Common Stock and/or Preferred Stock that the Tag-Along Rightholder proposes to include in the proposed sale. If no Tag-Along Acceptance Notice is received during the fifteen-day period referred to above, the Tag-Along Seller shall have the right for a 90-day period to effect the proposed sale of shares of Common Stock and/or Preferred Stock on terms and conditions no more favorable than those stated in the Tag-Along Sale Notice. Any Investor delivering a Tag-Along Acceptance Notice shall participate in the proposed transaction as set forth in Section 4.3(a). Concurrently with the consummation of the Significant Transfer, the Tag-Along Seller shall (i) notify each Tag-Along Rightholder who has delivered a Tag-Along Acceptance Notice (an "Accepting Tag-Along Holder"), (ii) remit to the Accepting Tag-Along Holder the aggregate consideration for the shares of Common Stock and/or Preferred Stock to be sold by the Accepting Tag-Along Holders in the Significant Transfer as contemplated pursuant to Section 4.3(a) hereof, and
(iii) furnish such other evidence of the completion and time of completion of the Significant Transfer and the terms thereof as may be reasonably requested by the Accepting Tag-Along Holders.

              (c) (i) Notwithstanding the other requirements of this Section 4.3, a Tag-Along Seller may sell Common Stock and/or Preferred Stock at any time without complying with the requirements of Section 4.3(b) so long as the Tag-Along Seller deposits into escrow with a nationally recognized financial institution at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration that all Tag-Along Rightholders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Tag-Along Rightholder (A) delivered a Tag-Along Acceptance Notice to the Tag-Along Seller in the time period set forth in Section 4.3(b) and (B) proposed to include all of her, his or its shares of Common Stock and/or Preferred Stock in such sale.

                   (ii) The Tag-Along Seller shall notify Holdings Corp. in writing of the proposed sale pursuant to this Section 4.3(c) no later than the date of such sale. Such notice (the "Escrow Notice") shall set forth the information required in the Tag-Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. Holdings Corp. shall promptly, and in any event within ten days, mail or cause to be mailed the Escrow Notice to each Tag-Along Rightholder. Such Tag-Along Rightholder may exercise the Tag-Along Right by delivery to the Tag-Along Seller, within fifteen days of the date Holdings Corp. mailed or caused to be mailed the Escrow Notice, of (A) a written notice specifying the number of shares of Common Stock and/or Preferred Stock it proposes to sell and (B) the certificates for such Common Stock and/or Preferred Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

                   (iii)Promptly after the expiration of the fifteenth day after Holdings Corp. has mailed or caused to be mailed the Escrow Notice, (A) the Tag-Along Seller shall purchase that number of shares of Common Stock and/or Preferred Stock as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 4.3(b), (B) all shares of Common Stock and/or Preferred Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rightholders thereof and (C) all funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in his, her or its sale, the Tag-Along Seller shall purchase the shares of Common Stock and/or Preferred Stock tendered by paying to the Tag-Along Rightholders the same non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale. The Tag-Along Seller shall pay all costs and expenses of the escrow agent, and any interest on the Escrow Amount shall accrue to the benefit of Holdings Corp.

              (d) The Tag-Along Rights provided pursuant to this Section 4.3 shall terminate upon an Initial Public Offering, or upon a distribution by BRS of all the Securities to its partners. An "Initial Public Offering" shall mean the sale by Holdings Corp. pursuant to an effective registration statement under the Securities Act of Common Stock for gross offering proceeds of at least $20 million.

              (e) Notwithstanding anything to the contrary, a Tag-Along Seller may make any of the following sales without offering the Tag-Along Rightholders the opportunity to participate: (a) sales by a Tag-Along Seller to any Affiliate or Permitted Transferee, PROVIDED that the proposed purchaser agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act; and (c) sales pursuant to an Approved Sale.

         4.4 COVENANT NOT TO COMPETE. Each Management Investor hereby agrees that during the term of his employment by any of the Companies and for a period of six (6) months after the Management Investor has incurred a Termination Date (as defined in Section 6.3(a)) for any reason other than termination without Cause (as defined in Section 6.1) (the "Restriction Period"), such Management Investor shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, consultant, stockholder, partner or otherwise with, any component of a business which at any relevant time during such period directly or indirectly competes with any of the Companies or their Affiliates in the Covered Business (as hereafter defined) in the States of New York, New Jersey, Maryland, Michigan or Delaware or any other state in the United States in which any of the Companies or their Affiliates are conducting business during the term of his employment. For purposes hereof, the term "Covered Business" shall mean the purchase, manufacture, marketing or selling of the products and the raw materials with respect to such products as to which the Management Investor has assisted the Companies or their Affiliates in purchasing, manufacturing, marketing or selling during the term of the employment of the Management Investor, together with any use or modification of any such products for the same, new or additional purposes or applications. The restrictive covenant contained in this Section 4.4 is a covenant independent of any other provision of this Agreement, and the existence of any claim which such Management Investor may allege against any of the Companies, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Each of the Management Investors agrees that a breach by him of this Section 4.4 shall cause irreparable harm to the Companies and their Affiliates and that the Companies' and Holdings Corp.'s remedies at law for any breach or threat of breach by any of the Management Investors of the provisions of this Section 4.4 shall be inadequate, and that the Companies or Holdings Corp. shall be entitled to an injunction or injunctions to prevent breaches of this Section 4.4 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Companies may be entitled at law or in equity. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which any of the Companies seeks to enforce this covenant. In the event that this covenant not to compete shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.


                                      ARTICLE V

                                  CORPORATE ACTIONS

         5.1 CERTIFICATE OF INCORPORATION AND BY-LAWS. Each Investor has reviewed the Certificate of Incorporation and By-Laws of Holdings Corp. in the forms attached hereto as Exhibits B-1 and B-2, respectively, and hereby approves and ratifies the same.

         5.2 DIRECTORS.(a) Each Investor and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of Holdings Corp. is composed at all times of such number of persons as the Board of Directors shall determine and that the Board of Directors shall be composed of at least the following persons: one individual designated by the Management Investors holding a majority of the Common Stock owned by the Management Investors (who shall be, subject to the rights of the Management Investors under Section 5.3, David L. Wenner for so long as he is President of BGH Holdings, Inc., a Delaware corporation); and two individuals designated by BRS.

              (b) Each Investor approves and ratifies the election of the following persons as the directors of Holdings Corp. following the Closing:

              Harold O. Rosser II
              Stephen C. Sherrill
              David L. Wenner

         5.3 RIGHT TO REMOVE CERTAIN OF HOLDINGS CORP.'S DIRECTORS. Each of BRS and the Management Investors, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of Holdings Corp.

         5.4 RIGHT TO FILL CERTAIN VACANCIES IN HOLDINGS CORP.'S BOARD. In the event that a vacancy is created on Holdings Corp.'s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by BRS or the Management Investors, as the case may be, or if otherwise there shall exist or occur any vacancy on Holdings Corp.'s Board of Directors in a directorship subject to designation by BRS or the Management Investors, as the case may be, such vacancy shall not be filled by the remaining members of Holdings Corp.'s Board of Directors, but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by BRS or the Management Investors, as the case may be.

         5.5 SUBSIDIARIES GOVERNANCE. Each Investor agrees that the board of directors of each of BGH Holdings, Inc., a Delaware corporation, BRH Holdings, Inc., a Delaware corporation, and the Companies shall be comprised of one individual designated by BRS (so long as the BRS Entities continue to own at least 50% of the Common Stock held by BRS Entities on the Closing Date). Each Investor agrees to vote all of its Securities and to cause its representatives on the Board of Directors of Holdings Corp., subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreement set forth in this Sections 5.5 in respect of each of BGH Holdings, Inc., BRH Holdings, Inc. and the Companies.

         5.6 MANAGEMENT RIGHTS. For so long as BRS Entities own in the aggregate at least 2% of the outstanding Securities on a fully diluted basis and there has not been an Initial Public Offering:

              (a) RIGHT OF CONSULTATION. BRS shall have the right, and Holdings Corp. shall cause each of the Companies to grant to BRS the right, to consult with and advise the management of Holdings Corp. and its subsidiaries, at any time or from time to time, on all matters relating to the operation of Holdings Corp. and its subsidiaries, including, without limitation, significant changes in management personnel and compensation or employee benefits, the introduction of new products or new lines of business, important acquisitions or dispositions of plant and equipment, significant research and development programs, the purchase or sale of important patents, trademarks, licenses and concessions, and the proposed compromise of any significant litigation.

              (b) OBSERVATION RIGHTS. BRS shall have the right, and Holdings Corp. shall cause each of the Companies to grant to BRS the right, to have its representatives (in addition to its representatives that are directors) attend meetings of the Board of Directors (and committees thereof) of Holdings Corp. and each of the Companies. Holdings Corp. shall give, or shall cause each of the Companies to give, as appropriate, to BRS (i) at least three days' notice of each regular meeting of the Board of Directors of

Holdings Corp. and each of the Companies, (ii) such notice as is necessary under the circumstances to enable BRS's representatives to attend each special or emergency meeting of the Board of Directors of Holdings Corp. and each of the Companies, (iii) on or prior to the date of each meeting of the Board of Directors of Holdings Corp. and each of the Companies all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of Holdings Corp. and each of the Companies, copies of the minutes of such meeting.

              (c) INSPECTION AND ACCESS. In addition to the reporting requirements set forth in Section 4.1 hereof, Holdings Corp. shall provide to BRS Entities true and correct copies of all quarterly and annual financial reports of each of the Companies and budgets prepared by or on behalf of Holdings Corp. and of each of the Companies, and such other documents, reports, financial data and other information as BRS Entities may reasonably request. Holdings Corp. shall permit any authorized representatives designated by BRS Entities to visit and inspect any of the properties of Holdings Corp. or any of its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision Holdings Corp. authorizes such accountants to discuss with such representatives the affairs, finances and accounts of Holdings Corp. and its subsidiaries, whether or not a representative of Holdings Corp. is present), all at such reasonable times and as often as BRS Entities may reasonably request.

         5.7 CONFIDENTIALITY. (a) Each Investor hereby agrees that Confidential Information (as defined below) has been and will be made available to him or it in connection with such Investor's interest in Holdings Corp. and its subsidiaries. Each Investor agrees that he or it will not use the Confidential Information in any way that is reasonably likely to result in a material detriment to the business of Holdings Corp. and its subsidiaries. Each Investor further acknowledges and agrees that he or it will not disclose any Confidential Information to any person; PROVIDED that Confidential Information may be disclosed (i) to such Investor's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which an Investor is subject) or by generally accepted accounting principles, (iii) to any third party to whom such Investor is contemplating a transfer of his or its Securities, PROVIDED that such transfer would not be in violation of the provisions of this Agreement and as long as such third party is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to Holdings Corp. and substantially similar to the provisions hereof or (iv) if the prior consent of the Board of Directors of Holdings Corp. shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against Holdings Corp. or any Investor.

         (b) "Confidential Information" means any information concerning Holdings Corp., its financial condition, business, subsidiaries, operations or prospects in the possession of or to be furnished to any Investor in his or its capacity as a shareholder of Holdings Corp. or by virtue of his or its present or former position as, or right to designate, a director of Holdings Corp.; PROVIDED that the term "Confidential Information" does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure by an Investor or his or its partners, directors, officers, employees, agents, counsel, investment advisers, consultants or representatives (all such persons being collectively referred to as "Representatives") in violation of this Section 5.7 or (b) was or becomes available to such Investor on a nonconfidential basis from a source other than Holdings Corp., any regulatory entity or an Investor or his or its Representatives, PROVIDED that such source is or was (at the time of receipt of the relevant information) not, to the best of such Investor's knowledge, bound by a confidentiality agreement with Holdings Corp. or another person.


                                      ARTICLE VI

                       ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                       SECURITIES HELD BY MANAGEMENT INVESTORS

         6.1 CERTAIN DEFINITIONS. The terms defined below shall have the following meanings when used in this Article VI:

              (a) "Accumulated Dividends" mean, with respect to any share of Preferred Stock, the dividends that have accumulated on such share as of such specific date for dividend periods ending on or prior to such date and that have not previously been paid in cash;

              (b) "Adjusted Cost Price" for each share of Common Stock or Preferred Stock means the lower of (i) the relevant Fair Market Value Price and
(ii) (X) in the case of the Common Stock, the original purchase price per share for the Management Investor's Common Stock (adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock) and (Y) in the case of the Preferred Stock, $1,000.00 (adjusted for any subdivision or combination of the Preferred Stock);

              (c) "Cause", when used in connection with the termination of a Management Investor's employment with any of the Companies, means that the Management Investor shall have, in the judgment of a majority of the board of directors of the relevant Company: (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with his duties with such Company or in the course of his employment with such Company; (ii)wrongfully caused significant damage to property of such Company; (iii) engaged in conduct which constitutes a material violation of published corporate policy of such Company,
(iv) been convicted of a criminal offense (whether felony or a misdemeanor) the nature of which renders him unfit to serve in his present capacity with such Company; or (v) persistently failed to adequately perform his duties and responsibilities assigned in connection with his employment with such Company by either the board of directors or a superior executive officer of such Company, provided that in the case of Leonard S. Polaner such duties and responsibilities shall be determined by the Board of Directors of Holdings Corp. and shall not require Mr. Polaner to devote more than 100 days per year to the performance of such duties and responsibilities (and it is understood that Mr. Polaner has other responsibilities and conflicts that may require reasonable reconciliation with his duties and responsibilities to the Companies; provided that, the foregoing considerations in no way shall limit Mr. Polaner's obligations under
Section 4.4 hereof);

              (d) "Consolidated Net Earnings" mean, for any period, the consolidated net income of Holdings Corp. during such period determined in accordance with generally accepted accounting principles, but excluding therefrom all extraordinary and/or nonrecurring items of income or loss;

              (e) "EBITDA" means, for any period, an amount equal to the sum of (i) the Consolidated Net Earnings of Holdings Corp. for such period, plus
(ii) all amounts deducted in the computation thereof on account of (a) taxes,
(b) amortization and depreciation and (c) Interest Charges;

              (f) "Fair Market Value Price" for each share of Common Stock or Preferred Stock at any particular date of determination means (i) in the case of the Common Stock, the price per share for the Management Investor's Common Stock based on (a) multiplying Holdings Corp.'s EBITDA during the 12 full calendar months immediately preceding such date by the number six (6), (b) subtracting from the product obtained pursuant to clause (a) all Indebtedness for Borrowed Money of Holdings Corp. and its subsidiaries outstanding on such date and the aggregate liquidation preference (plus accrued and unpaid dividends) of all shares of preferred stock, par value $.01, of Holdings Corp. and its subsidiaries outstanding on such date and (c) dividing the difference of the foregoing clauses (a) and (b) (such difference being referred to herein as the "Enterprise Value") by the total number of outstanding shares of Common Stock; PROVIDED, that if any of the Common Stock is traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, then the "Fair Market Value Price" shall equal for each share of Common Stock the closing price per common share on such exchange, or as so quoted, on the Management Investor's Termination Date; and (ii) in the case of the Preferred Stock, the lesser of (a) the Liquidation Preference (plus an amount equal to a pro rated dividend from the end of the last dividend period to the particular date of determination) of each share of Preferred Stock and (b) the price per share for the Management Investor's Preferred Stock calculated by dividing the Enterprise Value (calculated without deducting the aggregate Liquidation Preference of the outstanding Preferred Stock) by the number of outstanding shares of Preferred Stock;

              (g) "Indebtedness" includes all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) obligations to reimburse issuers of any letters of credit;

              (h) "Indebtedness for Borrowed Money" means (i) all Indebtedness of Holdings Corp. and its subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all Indebtedness of Holdings Corp. and its subsidiaries for the deferred purchase price of property or services represented by a note or other security, (iii) all Indebtedness of Holdings Corp. and its subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by Holdings Corp. or its subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Indebtedness of Holdings Corp. and its subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which Holdings Corp. or its subsidiaries are liable as lessee, (vi) any liability of Holdings Corp. or its subsidiaries in respect of banker's acceptances or letters of credit, and (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by Holdings Corp. or any of its subsidiaries or which Holdings Corp. or any of its subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;

              (i) "Interest Charges" mean, for any period, the expenses of Holdings Corp. and its subsidiaries for such period for interest on Indebtedness (including the current portion thereof) and for commitment fees, agency fees, facility fees, balance deficiency fees and similar expenses in connection with the borrowing of money;

              (j) "Liquidation Preference" means, on any specific date, with respect to any share of Preferred Stock, the sum of (i) $1,000 per share plus
(ii) the Accumulated Dividends with respect to such share; and

              (k)  "Purchase Option Period" means, as to a particular
Management Investor, (i) in the event such Management Investor does not incur a Termination Date (as defined in Section 6.3(a)) on or prior to the fifth anniversary of the Closing Date, the period beginning on the Closing Date and ending on (and including) the fifth anniversary of the Closing Date, and (ii) in the event such Management Investor incurs a Termination Date on or prior to the fifth anniversary of the Closing Date, the period beginning on the Closing Date and ending on (and including) the date which is 165 days after the later of such Termination Date or the date Holdings Corp. receives the notice of termination of such Management Investor referred to in Section 6.3(a).

         6.2 RESTRICTIONS ON TRANSFER. In addition to complying with the conditions to Transfer imposed by Section 3.3, and notwithstanding anything to the contrary contained herein, during the Purchase Option Period, no Management Investor nor his Permitted Transferees shall effect a Transfer of any Securities other than (i) pursuant to Section 4.2 in connection with an Approved Sale,(ii) pursuant to Section 4.3 in connection with the exercise of Tag-Along Rights,(iii) pursuant to the Registration Rights Agreement (as defined in Article VII),(iv) pursuant to Section 6.3 in connection with the Purchase Option (as hereinafter defined),(v) with the consent of Holdings Corp. (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of Holdings Corp.'s Board of Directors) or (vi) to a Permitted Transferee of the Transferor Investor in question. Following the Purchase Option Period, each Management Investor and his Permitted Transferees agree that none of them will effect a Transfer of any Securities without first complying with the provisions of Section 6.4 hereof, if then in effect.

              In exercising the consent and approval provided for in clause (v) above, Holdings Corp. may employ its sole discretion in evaluating the nature of the proposed transferee and Holdings Corp. may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of Holdings Corp. or its subsidiaries and that the transferee purchase the Management Investor's (or his Permitted Transferee's) Securities as a "Management Investor" subject to the restrictions of this Agreement and, in particular, Section 3.3 and this Article
VI. In the event any Transfer is authorized pursuant to clause (v) above to an employee of Holdings Corp. or its subsidiaries as a "Management Investor," such employee shall execute an agreement, in form and substance satisfactory to Holdings Corp., pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement and such other provisions as Holdings Corp. may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as Holdings Corp. determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to Holdings Corp. Notwithstanding the foregoing provisions, each Management Investor agrees that he or it will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

         6.3  PURCHASE OPTION.

              (a) GENERAL TERMS. In the event that on or prior to the fifth anniversary of the Closing Date, any Management Investor shall cease to be employed by any of the Companies for any reason (including, but not limited to, death, temporary or permanent disability, retirement, resignation or termination by such Company with or without Cause), other than by reason of a leave of absence approved by such Company, such Management Investor or such Management Investor's Permitted Transferees (or, in the case of death, his or their estate) shall give prompt notice to Holdings Corp. of such termination of employment, and Holdings Corp., or one or more designee(s) selected by a majority of the members of the Board of Directors of Holdings Corp., shall have the right and option (the "Purchase Option") at any time within 120 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of Holdings Corp.'s receipt of the aforesaid notice, to purchase from such Management Investor, or such Management Investor's Permitted Transferees, as the case may be, any or all of the Securities then owned by such

Management Investor and such Management Investor's Permitted Transferees at the Option Purchase Price (as hereinafter defined). Holdings Corp. or its designee(s) shall give notice to the terminated Management Investor (or such Management Investor's Permitted Transferees) of its intention to purchase the Securities not later than within 120 days after the later of the Termination Date or the date of Holdings Corp.'s receipt of the aforesaid notice. The Termination Date for a Permitted Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Securities held by such Permitted Transferee pursuant to this Agreement.

                   (i) EXERCISE OF PURCHASE OPTION. The Purchase Option shall be exercised by written notice to the terminated Management Investor and Permitted Transferees signed by an officer of Holdings Corp. on behalf of Holdings Corp. or by its designee(s), as the case may be, prior to the end of the 120-day period. Such notice shall set forth the number of shares of Common Stock and Preferred Stock desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of shares of Common Stock and Preferred Stock to be purchased by Holdings Corp. and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Holdings Corp. and/or its designee(s) good title to the Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, Holdings Corp. and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash or by certified or bank cashier's check.

                        In the event that Holdings Corp. (or its designee(s)) does not send the notice described above within such 120-day period or does not exercise the Purchase Option with respect to all of the Securities subject to the Purchase Option, Holdings Corp. (or if Holdings Corp. fails to give such notice, the terminated Management Investor) shall give notice of such failure to the other Investors, and the other Investors shall thereupon have the right and option to purchase the Securities not to be purchased by Holdings Corp. (or its designee(s)) and may give notice of such intention at any time not later than 45 days after the date on which the notice is sent to the other Investors. The notice to the Investors shall set forth the number and kind of Securities available for purchase by such Investors and the applicable purchase prices.

                        If the other Investors elect to purchase an aggregate number of Common Stock and/or Preferred Stock in excess of the number of Common Stock and Preferred Stock that are ultimately determined to be available for purchase by them, such Common Stock and/or Preferred Stock shall be allocated among the other Investors who desire to purchase such Common Stock and/or Preferred Stock in proportion to the number of Common Stock and/or Preferred Stock (on a fully diluted basis) owned by each of them; provided that no such other Investor shall become bound to purchase a number of offered Common Stock and Preferred Stock greater than the number of shares of such Common Stock and/or Preferred Stock it or he had elected to purchase. If the foregoing allocation procedure does not allocate all the Common Stock and Preferred Stock (because one or more Investors would otherwise have been allocated more than the number of shares of Common Stock and/or Preferred Stock it or he elected to purchase), then the remaining such shares of Common Stock and Preferred Stock shall be allocated among the other Investors who desire to purchase such Common Stock and/or Preferred Stock in proportion to the number of shares of Common Stock and/or Preferred Stock (on a fully diluted basis) owned by each of them, and such allocation procedure shall continue until all such Common Stock and Preferred Stock shall have been allocated. Promptly upon determining the number and kind of shares of Common Stock and/or Preferred Stock which each purchasing Investor will purchase and the purchase prices therefor, Holdings Corp. shall send notices thereof to the terminated Management Investor and each of the purchasing Investors. Such notices shall also set forth a time and place of closing for the purchases by the other Investors, which closing shall be no earlier than 10 days and no later than 60 days after the date such notices are sent.

                   (ii)OPTION PURCHASE PRICE. If the Management Investor shall be terminated by any of the Companies without Cause or shall cease to be employed by any of the Companies by reason of death, temporary or permanent disability, the "Option Purchase Price" for the Common Stock and/or Preferred Stock to be purchased from such Management Investor or such Management Investor's Permitted Transferees pursuant to the Purchase Option (such number of shares of Common Stock and/or such number of shares of Preferred Stock, each being referred to as the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Investor:

                                       Option
If the Termination Date Occurs:        Purchase Price
-------------------------------        --------------

On or prior to the first                    Adjusted Cost Price
anniversary of the Closing             multiplied by the
Date                                        Purchase Number

After the first anniversary            Adjusted Cost
of the Closing Date, and on or         Price multiplied by
prior to the second anniversary        80% of the Purchase
of the Closing Date                    Number, plus Fair Market
                                       Value Price multiplied by 20%
                                       of the Purchase Number

After the second anniversary of        Adjusted Cost Price multiplied
the Closing Date, and on or            by 60% of the Purchase Number,
prior to the third anniversary         plus Fair Market Value Price
of the Closing Date                    multiplied by 40% of the
                                       Purchase Number

After the third anniversary of         Adjusted Cost Price
the Closing Date, and on or            multiplied by 40% of the
prior to the fourth anniversary        Purchase Number, plus
of the Closing Date                    Fair Market Value Price
                                       multiplied by 60% of the Purchase Number

After the fourth anniversary of        Adjusted Cost Price
the Closing Date, and on or prior      multiplied by 20% of the
to the fifth anniversary of the        Purchase Number, plus
Closing Date                           Fair Market Value Price
                                       multiplied by 80% of the Purchase Number

                        Notwithstanding anything to the contrary contained herein, if the Management Investor shall cease to be employed by any of the Companies for any reason other than those set forth in the first sentence of this Section 6.3(a)(ii) (including, but not limited to, termination for Cause), the Option Purchase Price for all shares of Common Stock and/or Preferred Stock to be purchased from the Management Investor (and such Management Investor's Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number.

                        The Purchase Option will lapse upon the earlier to occur of (i) an Initial Public Offering, (ii) an Approved Sale and (iii) a transfer of Securities by BRS as to which Tag-Along Rights apply.

                   (iii)SALE IN PUBLIC OFFERING. Common Stock sold pursuant to an effective registration statement under the Securities Act will be sold free of the restrictions contained in this Article VI, but this Article VI shall continue to apply in accordance with its terms to all Common Stock not sold in such offering. If less than all of a Management Investor's shares of Common Stock are sold in such an offering, for purposes of any subsequent calculation hereunder of the Option Purchase Price for the Common Stock, the Option Purchase Price for the Common Stock shall equal: (a) the Adjusted Cost Price multiplied by the product of the Adjusted Cost Price Percentage and the Adjusted Purchase Number (as hereinafter defined); PLUS (b) the Fair Market Value Price multiplied by the product of the Fair Market Value Price Percentage and the Adjusted Purchase Number, LESS (c) the product of the Publicly-Sold Stock (as hereinafter defined) and the Fair Market Value Price, where: (w) "Publicly-Sold Stock" means the total number of shares of Common Stock previously sold by the respective Management Investor in a public offering, (x) "Adjusted Purchase Number" means the sum of the Purchase Number and the Publicly-Sold Stock, (y) "Fair Market Value Price Percentage" means 20% multiplied by the number of full years elapsed since the Closing Date, and (z) "Adjusted Cost Price Percentage" means 100% minus the Fair Market Value Price Percentage. Notwithstanding the foregoing, the Option Purchase Price for the Common Stock at all times shall equal or exceed the product of the Adjusted Cost Price and the Purchase Number.

         6.4  RIGHT OF FIRST REFUSAL ON TRANSFER OF MANAGEMENT INVESTOR
SECURITIES.

              (a) RIGHT OF FIRST REFUSAL. In the event that any time after the expiration of the Purchase Option Period, a Management Investor (or his Permitted Transferees) receives a bona fide offer (a "Transfer Offer") to purchase any or all of the Securities (the "Transfer Securities") then owned by the Management Investor (or his Permitted Transferees) from any person (the "Offeror") which the Management Investor (or his Permitted Transferees) wishes to accept, then the Management Investor (and his Permitted Transferees) shall give Holdings Corp. and the other Investors written notice thereof ("Transfer Notice"), which Transfer Notice shall state in reasonable detail all material terms of such proposed sale or other transfer, the identity of the Offeror, the price or other consideration for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred, and shall also contain an irrevocable offer to sell the Transfer Securities to Holdings Corp. at the price and on the terms contained in the Transfer Offer. After its receipt of the Transfer Notice, Holdings Corp. and/or its designee(s) shall have the right and option to purchase all, but not less than all (unless other Investors purchase the remainder), of the Transfer Securities at the price and on the terms of the Transfer Offer set forth in the Transfer Notice. Within 45 days after receipt of the Transfer Notice, Holdings Corp. and/or its designee(s) shall notify such Management Investor (or his Permitted Transferees) whether or not it wishes to purchase the Transfer Securities and, if so, indicating the number of Transfer Securities desired to be purchased.

                   In the event that Holdings Corp. and/or its designee(s) does not elect to purchase all such Transfer Securities, the selling Management Investor (or his Permitted

Transferees) shall give notice of such failure to the other Investors, and the other Investors shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Transfer Securities not to be purchased by Holdings Corp. and/or its designee(s) and may give notice to the selling Management Investor (or his Permitted Transferees) (with a copy to Holdings Corp.) of such intention at any time not later than 45 days after the date on which such notice is sent by the selling Management Investor (or his Permitted Transferees) to such other Investors. Each electing Investor's notice shall indicate the number of Transfer Securities it desires to purchase. If the other Investors elect to purchase an aggregate number of Transfer Securities in excess of the number of Transfer Securities which Holdings Corp. and/or its designee(s) did not elect to purchase, the Transfer Securities shall be allocated among the other Investors who desire to purchase such Transfer Securities in accordance with the allocation provisions which are set forth in
Section 6.3(a)(i). Promptly upon determining the number of the selling Management Investor's Securities which each purchasing Investor will purchase and the purchase price therefor, Holdings Corp. shall send notices thereof to the selling Management Investor and each of the purchasing Investors.

              (b)  EXERCISE AND NONEXERCISE OF RIGHT OF FIRST REFUSAL.
Exercise of the option provided for in Section 6.4(a) shall be effected by the giving of written notice to the Management Investor (and his Permitted Transferees) by Holdings Corp. (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Holdings Corp., and, if applicable, the other Investors, prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). If Holdings Corp. or Holdings Corp. and the other Investors in the aggregate elect to purchase all of the Transfer Securities, the closing of the purchase and sale of the Transfer Securities pursuant to any such option exercise shall be held at such place and such date to be established by Holdings Corp. in the later of its notice to the selling Management Investor in response to the Transfer Notice and its notice to the other Investors of the allocation of the number of Transfer Securities which such Investors are to purchase, which in no event shall be earlier than 10 days or later than 60 days from the date of such notice.

                   In the event Holdings Corp. and/or its designees and the other Investors fail to exercise the purchase option provided for in Section 6.4(a), then, subject to the other provisions of this Agreement, for a period of 30 days, the Transfer Securities may be sold or transferred by or an behalf of the Management Investor (or his Permitted Transferees) to the Offeror specified in the Transfer Notice at a price not less than the price per Securities specified therein and otherwise on terms no less favorable to the Management Investor and no more favorable to the Offeror than those contained in the Transfer Notice.

         6.5 PURCHASER REPRESENTATIVE. If Holdings Corp. or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Investor will, at the request of Holdings Corp., appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to Holdings Corp. If any Investor appoints the purchaser representative designated by Holdings Corp., Holdings Corp. will pay the fees of such purchaser representative, but if any Investor declines to appoint the purchaser representative designated by Holdings Corp., such Investor will appoint, at his own expense, another purchaser representative (reasonably acceptable to Holdings Corp.).

         6.6 SECTION 83(B) ELECTIONS. Each Management Investor shall make the election to include in his income, in the year he purchases the Common Stock and the Preferred Stock, the excess, if any, of the fair market value of the Common Stock and the Preferred Stock at that time over the Management Investor's original purchase price for such Securities, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder. Unless required by law or by any taxing authority, each party to this Agreement agrees to file its income tax returns on the basis that: (i) the fair market value of the Common Stock at the time of its purchase by a Management Investor pursuant to this Agreement is equal to such Management Investor's original purchase price for the Common Stock, and (ii) the fair market value of the Preferred Stock at the time of its purchase by a Management Investor pursuant to this Agreement is equal to such Management Investor's original purchase price for the Preferred Stock. Unless required by law or by any taxing authority, Holdings Corp. will not seek an income tax deduction for compensation for the services of a Management Investor on the basis that: (i) the fair market value of the Common Stock at the time of its purchase by a Management Investor pursuant to this Agreement exceeds such Management Investor's original purchase price for the Common Stock, or (ii) the fair market value of the Preferred Stock at the time of its purchase by a Management Investor pursuant to this Agreement exceeds such Management Investor's original purchase price for the Preferred Stock.

         6.7 INVOLUNTARY TRANSFERS.

              (a) OPTION TO PURCHASE. In the event that the Securities owned by a Management Investor (or his Permitted Transferees) shall be subject to sale or other transfer by reason of any of the following events (a "Nonvolitional Event"): (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) a divorce (whether in connection with a settlement of the divorce or entry of a decree or judgment of divorce), or (iii) distraint, levy, execution or other involuntary transfer, then the Management Investor (and his Permitted Transferees) shall give Holdings Corp. written notice thereof ("Involuntary Transfer Notice") promptly upon the occurrence of such Nonvolitional Event, which Involuntary Transfer Notice shall state the terms of such proposed sale or other transfer, the identity of the proposed purchaser or other transferee, the price or other consideration, if readily determinable, for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred (the "Involuntarily Transferred Securities"). After its receipt of the Involuntary Transfer Notice or, failing such receipt, after Holdings Corp. otherwise obtains actual knowledge of such a proposed sale or other transfer, Holdings Corp. and/or its designee(s) shall have the right and option to purchase all, but not less than all, of the Involuntarily Transferred Securities, such option to be exercisable at any time within 120 days after receipt of the Involuntary Transfer Notice or, failing such receipt, after Holdings Corp. otherwise obtains actual knowledge of such a proposed sale or other transfer.

                   In the event that Holdings Corp. and/or its designee(s) does not elect to purchase all such Involuntarily Transferred Securities, the Management Investor (or his Permitted Transferees) shall give notice of such failure to the other Investors, and the other Investors shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Involuntarily Transferred Securities not to be purchased by Holdings Corp. and/or its designee(s) and may give notice to the Management Investor (or his Permitted Transferees) (with a copy to Holdings Corp.) of such intention at any time not later than 45 days after the date on which such notice is sent by the selling Management Investor (or his Permitted Transferees) to such other Investors. Each electing Investor shall indicate the number of Involuntarily Transferred Securities it desires to purchase. If the other Investors elect to purchase an aggregate number of Involuntarily Transferred Securities in excess of the number of Involuntarily Transferred Securities which Holdings Corp. and/or its designee(s) did not elect to purchase, the Involuntarily Transferred Securities shall be allocated among the other Investors who desire to purchase such Involuntarily Transferred Securities in accordance with the allocation provisions which are set forth in Section 6.3(a)(i). Promptly upon determining the number of the Involuntarily Transferred Securities which each purchasing Investor will purchase and the purchase price thereof, Holdings Corp. shall send notices thereof to the Management Investor and each of the purchasing Investors.

              (b) PURCHASE PRICE. Any purchase pursuant to the foregoing option contained in Section 6.7(a) shall be at the lower of (i) the price applicable to such proposed sale or transfer or (ii) on or before the fifth anniversary of the Closing Date, the Adjusted Cost Price multiplied by the number of Involuntarily Transferred Securities and, following the fifth anniversary of the Closing Date, the Fair Market Value Price multiplied by the number of Involuntarily Transferred Securities.

              (c) EXERCISE AND NONEXERCISE OF OPTION. Exercise of the option provided for in Section 6.7(a) shall be effected by the giving of written notice to the Management Investor (and his Permitted Transferees) and the proposed purchaser or transferee by Holdings Corp. (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Holdings Corp., and, if applicable, by the purchasing Investors prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). The closing of the purchase and sale of the Involuntarily Transferred Securities pursuant to any such option exercise shall be held at such place and such date to be established by Holdings Corp., which in no event shall be less than 10 or more than 60 days from the date of such notice.

                   In the event Holdings Corp. and/or its designee(s) or the other Investors fail to exercise the purchase option provided for in Section 6.7(a), then the Involuntarily Transferred Securities may be sold or transferred by or on behalf of the Management Investor (and his Permitted Transferees) on the terms contained in the Involuntary Transfer Notice, but the transferee or purchaser shall be subject to all of the obligations contained in this Agreement which were applicable to the Management Investor in respect of the Involuntarily Transferred Securities and, without limiting the generality of the foregoing, if the Management Investor incurs a Termination Date on or prior to the fifth anniversary of the Closing Date the Purchase Option contained in Section 6.3 hereof shall apply to the Involuntarily Transferred Securities at the applicable Option Purchase Price.

         6.8 LAPSE. The provisions of Article VI shall terminate (i) immediately after consummation of an Approved Sale or (ii) upon the consummation of an Initial Public Offering.


                                     ARTICLE VII

                                 REGISTRATION RIGHTS

         The Investors shall have registration rights with respect to the Common Stock as set forth in the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"). Each of the Investors agrees not to effect any public sale or distribution of any securities of Holdings Corp. during the periods specified in the Registration Rights Agreement, except as permitted thereby, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein. Each of the BRS Entities and Holdings Corp. acknowledges and agrees that the Registration Rights Agreement attached hereto as Exhibit C shall amend and supersede in its entirety the Registration Rights Agreement set forth in the Securities Purchase Agreement dated December 27, 1996 between the BRS Entities and Holdings Corp.

                                     ARTICLE VIII

                                    MISCELLANEOUS

         8.1 AMENDMENT AND MODIFICATION. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) Holdings Corp.,
(ii) BRS (so long as the BRS Entities own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis), (iii) the holders of a majority of the Common Stock held by the Management Investors and (iv) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Common Stock owned by the BRS Entities, but not including Common Stock held by holders not a party hereto or hereafter made a party hereto). Notwithstanding the foregoing, no amendment or waiver of Sections 3.3, 4.1, 5.6, this Section 8.1 and the Registration Rights Agreement will be effective against any Investor that would be adversely affected by such amendment or waiver unless such Investor consents to such amendment or waiver. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 3.1 of this Agreement will survive the execution and delivery of this Agreement, the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf. No other representations, warranties or covenants set forth herein shall so survive.

         8.3 SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; PROVIDED, HOWEVER, that except as set forth in this Agreement no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, except that at any time prior to the Closing, any BRS Entity may assign any or all of its rights or obligations hereunder to any other BRS Entity so long as such BRS Entity agrees to be bound by the provisions of this Agreement and upon such assignment, the assigning BRS Entity shall have no further liability or obligation hereunder. This Agreement (including the Registration Rights Agreement) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         8.4 SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         8.5 NOTICES. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

              If to Holdings Corp., to:

              B Companies Holdings Corp.
              c/o Bruckmann, Rosser, Sherrill & Co., Inc.
              126 East 56th Street, 29th Floor
              New York, New York 10022
              Attention:  Stephen C. Sherrill

                   with a required copy to:

                   Dechert Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Attention:  Barton J. Winokur, Esq.

              If to any BRS Entity, to:

              Bruckmann, Rosser, Sherrill & Co., Inc.
              126 East 56th Street, 29th Floor
              New York, New York 10022
              Attention:  Stephen C. Sherrill
                   with a required copy to:

                   Dechert Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Attention:  Barton J. Winokur, Esq.

              If to the Management Investors or any of them, to their addresses as listed in the books of Holdings Corp. or the relevant Company.

              All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         8.6 GOVERNING LAW. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of New York, without giving effect to principles of conflicts of law, except to the extent that Delaware law shall be mandatorily applicable.

         8.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

         8.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         8.9 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         8.10 REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         8.11 PARTY NO LONGER OWNING SECURITIES. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

         8.12 NO EFFECT ON EMPLOYMENT. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of Holdings Corp. or any of the Companies or any of its subsidiaries or Affiliates.

         8.13 PRONOUNS. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                        B COMPANIES HOLDINGS CORP.



                        By:  /s/ Robert Cantwell
                           -------------------------------------
                           Robert Cantwell
                           Vice President


                        BRUCKMANN, ROSSER, SHERRILL & CO., L.P.
                        By: BRS Partners, Limited Partnership, the general partner,
                        By:  BRSE Associates, Inc., its general partner



                             By:   /s/ Stephen C. Sherrill
                                ---------------------------------------
                                Name:  Stephen C. Sherrill
                                Title: Executive Vice President



                        BRS CO-INVESTORS



                                       *
                        ---------------------------------------
                        Bruce C. Bruckmann
                        SS#: ###-##-####
                        Residence Address:
                             125 East 84th Street, Apt. 5A
                             New York, NY  10028



                                       *
                        ---------------------------------------
                        Harold O. Rosser II
                        SS#: ###-##-####
                        Residence Address:
                             499 Silvermine Road
                             New Canaan, CT  06840

                          /s/ Stephen C. Sherrill
                        ----------------------------------
                        Stephen C. Sherrill
                        SS#: ###-##-####
                        Residence Address:
                             765 Park Avenue, Apt. 4B
                             New York, NY  10021


                                         *
                        ----------------------------------
                        Donald Bruckmann
                        SS#: ###-##-####
                        Residence Address:
                             66 East 79th Street
                             New York, NY  10021



                                         *
                        ----------------------------------
                        H. Virgil Sherrill
                        SS#: ###-##-####
                        Residence Address:
                             One Sutton Place South
                             New York, NY  10022



                                         *
                        ----------------------------------
                        Nancy Zweng
                        SS#: ###-##-####
                        Residence Address:
                             125 East 84th Street, Apt. 5A
                             New York, NY  10028



                                         *
                        ----------------------------------
                        Paul D. Kaminski
                        SS#:  ###-##-####
                        Residence Address:
                             54 W. 9th Street
                             New York, NY  10011


                        BCB PARTNERSHIP
                        By:  Bruce C. Bruckmann, General Partner



                        By:              *
                           -------------------------------
                           Name:  Bruce C. Bruckmann
                           Title:  General Partner

                        NAZ PARTNERSHIP
                        By:  Nancy Zweng, General Partner




                        By:              *
                           -------------------------------
                           Name:
                           Title:



                        MERRILL LYNCH, PIERCE, FENNER
                        & SMITH INCORPORATED, CUSTODIAN FBO
                        PAUL D. KAMINSKI IRA
                        By:  Paul D. Kaminski




                        By:              *
                           -------------------------------
                           Name:
                           Title:



                        * By:  /s/ Stephen C. Sherrill
                             -----------------------------
                              Stephen C. Sherrill
                              Attorney-in-Fact

                        MANAGEMENT INVESTORS


                           /s/ Leonard S. Polaner
                        ----------------------------------------
                        Name:  Leonard S. Polaner
                        SS#:
                        Residence Address:


                          /s/ David L. Wenner
                        ----------------------------------------
                        Name:  David L. Wenner
                        SS#:
                        Residence Address:


                          /s/ David Burke
                        ----------------------------------------
                        Name:  David Burke
                        SS#:
                        Residence Address:


                          /s/ Robert C. Cantwell
                        ----------------------------------------
                        Name:  Robert C. Cantwell
                        SS#:
                        Residence Address:


                          /s/ James Brown
                        ----------------------------------------
                        Name:  James Brown
                        SS#:
                        Residence Address:

                                   EXHIBIT A

                                          Shares of
                       -------------------------------------------------------
                          Common            Preferred            Aggregate
                          Stock             Stock                Purchase Price
                       -------------     -----------------     ----------------

BRUCKMANN, ROSSER,
SHERRILL & CO., L.P.                        117.18             $117,192.54
("BRS")                                (at $1,000/share)

BRS CO-INVESTORS

Bruce C. Bruckmann                            2.44               $2,447.40
                                       (at $1,000/share)

Harold O. Rosser II                           0.48                 $476.76
                                       (at $1,000/share)

Stephen C. Sherrill                           2.44               $2,447.40
                                       (at $1,000/share)

Donald Bruckmann                              0.32                 $317.80
                                       (at $1,000/share)

H. Virgil Sherrill                            1.59               $1,588.98
                                       (at $1,000/share)

Nancy Zweng                                   0.10                  $95.38
                                       (at $1,000/share)

BCB Partnership                               0.14                 $136.71
                                       (at $1,000/share)

NAZ Partnership                               0.07                  $65.97
                                       (at $1,000/share)

Paul D. Kaminski                              0.12                 $115.53
                                       (at $1,000/share)

Merrill Lynch Pierce
Fenner and Smith,
custodian FBO Paul                            0.12                 $115.53
D. Kaminski IRA                        (at $1,000/share)

MANAGEMENT INVESTORS

Leonard S. Polaner     3,000.00             145.00             $175,000.00
                  (at $10/share)       (at $1,000/share)

David L. Wenner        3,000.00              20.00              $50,000.00
                  (at $10/share)       (at $1,000/share)

David Burke            3,000.00              20.00              $50,000.00
                  (at $10/share)       (at $1,000/share)

Robert C. Cantwell     3,000.00              20.00              $50,000.00
                  (at $10/share)       (at $1,000/share)

James Brown            3,000.00              20.00              $50,000.00
                  (at $10/share)       (at $1,000/share)


                                       3